Exhibit 10.1

FOUNDER ENERGY SDN BHD (1414006-X)

No. 17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor D.E., Malaysia

Tel: +603-3359 6009 Email: info@founderenergy.com.my Website: www.founderenergy.com.my

Private & Confidential

Our ref: HR/2023/FGL/001

Date: [   ]

[name of officer]

(NRIC: [   ])

Dear [   ],

LETTER TO APPOINT AS THE [POSITION] OF FOUNDER GROUP LIMITED (“EXECUTIVE APPOINTMENT LETTER”)

We are pleased to offer you the position as the [Position] of Founder Group Limited (“the Company”), whereby you shall be based in our headquarters office located at No. 17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor, Malaysia. You shall report directly to Board of Directors.

Your terms and conditions of service shall be as follows:-

1.	Remuneration: Upon the successful listing of the Company on the Nasdaq Stock Exchange (“the Listing”), you shall be entitled to the monthly salary of USD [ ] (“Monthly Salary”). The Monthly Salary may be payable in the form of Ringgit Malaysia (“RM”) following the rate of conversion on the date where the Monthly Salary becomes payable. Salary increment may be awarded by the Company at its sole discretion and subject to the performance of each individual employee based on annual performance assessment.

Upon the successful Listing of the Company, you shall be entitled to the Company’s ordinary shares (“Shares”) with an amount equivalent to USD [ ] on the first day of every 3 months subsequent to the date of the Company Listing (“Entitlement Date”), which such Shares payment shall be immediately payable to you by the Company effectively commencing from the Entitlement Date. The value of the Shares shall be determined based on the fair market value following the closing price of the Company’s Shares reported for the business day immediately before the Entitlement Date.

The Monthly Salary is the Company’s confidential information and shall be strictly prohibited from discussing with or disclosing to any other employee or such any other person unless with the written approval of the Company.

2.	Term: The term of this Executive Appointment Letter shall be effectively commencing on [ ] and continuining until the either party terminate this letter following paragraph 6 below.

3.	Grade: For the purpose of your staff benefits and entitlements, your equivalent salary grade is based on E5.

4.	Bonus: Bonus shall be a discretionary incentive scheme payable based on the Company’s profitability and the individual employee’s performance.

5.	Statutory Contribution: The Company shall make necessary statutory contribution to EPF (Employees Provident Fund), SOCSO (Social Security Fund) and EIS (Employee Insurance Scheme under SOCSO) in accordance to prevailing statutory requirement.

6.	Notice of Termination: Either party may terminate this Executive Appointment Letter by giving the other six (6) months notice in writing or six (6) months salary in lieu of the notice.

FOUNDER GROUP LIMITED (2124362) No. 17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor D.E., Malaysia Tel: +603-3359 6009 Email: info@founderenergy.com.my Website: www.founderenergy.com.my

7.	Working Days/Hours:

The normal working hours shall be as follows:

Monday to Friday	: 9.00 am – 6.00 pm (Lunch Hour: 12.00 pm – 1.00 pm)

Saturday & Sunday	: CLOSED

The Company reserves the right to vary the above working hours if it deems necessary or prescribe special working hours for any individual employee or group of employees.

8.	Annual Leave: All employees shall be entitled to paid annual leave on calendar year basis on follows:-

Completed of Service	No. of Days
1 but less than 3 years	14 days
3 but less than 6 years	16 days
6 years and above	18 days

9.	Medical Benefit: You and your immediate family (spouse and children) shall be provided with an outpatient and specialist medical benefit to a maximum of RM1,500.00 per calendar year on reimbursement basis. This medical benefit shall include dental coverage of up to a maximum of RM300.00 per calendar year.

10.	Transferability: The Company may at its discretion transfer you to another section, department, division and company or location within the Group.

11.	Use of Confidential Corporate Information Policy: You are expected to treat all matters in connection with the business of the company not available to public domain which is obtained in the course of carrying out your services throughout your appointment in the Company and after the termination of your service as confidential and any breach of this rule will be considered a serious form of misconduct and may be subject to dismissal without notice or legal action to be taken against you for whatever reasons applicable. Such information for the matters includes trade secrets, all client information, all Company’s information and resources as well as all information disclosed to you which you have reasonable basis to believe is confidential or which is treated by the Company as confidential. This information shall further include but shall not be limited to the Company’s technical and administrative manuals, client and prospect files, research materials, investigative materials, project notes and plans. You should use such information solely for the purposes which was provided and for no other purpose.

12.	Intellectual Rights and Properties: You acknowledge the at the Company is the owner of any copyright and any industrial or intellectual property rights in any and all works, designs, computer programs, inventions, processes, concepts, strategies and plans made or developed by you (collectively referred to as “the Works”) in connection with the provision of your services. You will assign to the Company all copyright and other intellectual property rights of the Works. You shall not under any circumstances, except with the written consent of the Company, divulge or disclose any information pertaining the Works and/or all other information which you have acquired during the provision of your services to any unauthorized person(s).

FOUNDER GROUP LIMITED (2124362) No. 17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor D.E., Malaysia Tel: +603-3359 6009 Email: info@founderenergy.com.my Website: www.founderenergy.com.my

13.	Company’s Property: All document and information relating to the business of the Company shall be the property of the Company. You must, on termination of your appointment hereof immediately deliver to the Company all the originals and copies of all the documents and Works under your control.

14.	Outside Activities: You are strictly prohibited from engaging in any other business or employment whether directly or indirectly without prior written consent of the Company.

15.	Medical Fitness: This Executive Appointment Letter of offer is subjected to you passing the medical examination.

16.	Conflict of Interest Policy: You shall not during your term of appointment in this Company participate in other commercial activities or undertake other services for any other company (whether or not a competitor of the Company), whether paid or unpaid, without the prior written consent of the Company. You shall not otherwise conduct yourself in any manner that may give rise to conflict of interest between you and the Company. If any situation exists or develops which is likely to constitute a conflict of interest, you must immediately notify the Company of such a conflict.

17.	General Conduct: You are required to conduct your business and private affairs in such a manner that no allegations could be made that the Company’s professional work has been impaired. The Company has expectations that you conduct yourself in a professional manner that will not discredit yourself or cause disrepute to the Company in any way. You will be expected to perform duties assigned to you in an efficient, trustworthy and honest manner. You will be required to provide personal information on your financial liability, as well as any incidental liabilities to allow the Company to assess whether there are any issues of conflict arising. You will be required to disclose any criminal record that you may have. In the event if any information concerning notoriety or disrepute of your character comes to the attention of the Company, such situation could result in an immediate termination of your service or such other action which the Company deem appropriate.

18.	Apart from the provisions of this Executive Appointment Letter, the same is subject to all applicable rules and policies of the Company, whether expressed or implied or revised from time to time, including but not limited to the Company’s policies and practices as amended from time to time at the sole discretion of the Company. You will be presented the Employee Handbook, outlining a detailed configuration of the Company’s policies and expectations for their employees upon your acceptance of this Executive Appointment Letter.

If the foregoing terms and conditions are acceptable to you, please sign the copy of this Executive Appointment Letter within seven (7) days from the date of this letter and return to the undersigned or the HR Department.

Thank you.

Yours sincerely,

for FOUNDER GROUP LIMITED

[name]

[POSITION]

FOUNDER GROUP LIMITED (2124362) No. 17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor D.E., Malaysia Tel: +603-3359 6009 Email: info@founderenergy.com.my Website: www.founderenergy.com.my

Acknowledgement Receipt

I, __________________________________, I.C. No. _____________________ hereby confirm my acceptance of the foregoing terms and conditions of employment and shall commence work on ________________________.

Signature	: ______________________

Date	: ______________________

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